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                                                                    Exhibit 23.7

[LETTERHEAD OF PINNACLE ADVISORY GROUP APPEARS HERE]


April 11, 1997


Boston Properties, Inc.
8 Arlington Street
Boston, Massachusetts 02116
Attention:     Mr. David R. Barrett
               Senior Vice President

Gentlemen:

In connection with the initial public offering of common stock by Boston Properties, Inc., we hereby consent to the use of our name in the Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission.

Very truly yours,


Pinnacle Advisory Group

By: /s/ Rachel J. Roginstey
   -----------------------
   Rachel J. Roginstey
   Principal